                                                                  EXHIBIT 23(C)

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


      We hereby consent to the incorporation by reference in the Prospectus/Proxy Statement constituting part of this Registration Statement on Form S-4 of Union Planters Corporation of our report dated January 16, 1997, which appears beginning on page 37 of Union Planters Corporation's 1996 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus/Proxy Statement.



/s/ Price Waterhouse LLP
------------------------
PRICE WATERHOUSE LLP

Memphis, Tennessee
July 17, 1997